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                                                                  Exhibit 10.142

                       SECOND AMENDMENT OF LEASE AGREEMENT

     This Second Amendment to Lease Agreement ("Amendment") is made as of the 22nd day of July, 2002 by Vermont Mill Properties, Inc., herein called "Landlord" and Mace Security International, Inc., herein called "Tenant".

                                    RECITALS

     Landlord and Tenant are parties to a certain Lease Agreement dated November 15, 1999, as amended on February, 25, 2002 ("Lease").

     Landlord and Tenant wish to amend the Lease to provide Tenant with an option to terminate the Lease.

     NOW THEREFORE in exchange of the mutual covenants and agreements hereinafter set forth the parties agree as follows:

                                   AGREEMENTS

     1. Landlord hereby grants the Tenant the option and right to cancel the Lease. Tenant shall exercise its right to cancel the Lease by providing to Landlord written notice of the day the Lease will be canceled ("Cancellation Date"). For the cancellation to be effective, Tenant must pay Landlord on or before the Cancellation Date, a payment equal to six months of the then rent for the Leased Premises ("Cancellation Payment"). The Cancellation Payment is in addition to any payments owed by Tenant under the Lease through the Cancellation Date. If Tenant exercised its cancellation right as set forth herein, the Lease's term shall expire and end on the Cancellation Date.

     2. All other terms of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Amendment as of July 22, 2002.

LANDLORD:                                   TENANT:
Vermont Mill Properties, Inc.               Mace Security International, Inc.


By: /s/ Jon E. Goodrich                     By: /s/ Robert M. Kramer
    Jon E. Goodrich                             Robert M. Kramer
    President                                   Executive Vice President